UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2020

ALLIED MOTION TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-04041	84-0518115
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

495 Commerce Drive
Amherst, New York 14228
(Address of Principal Executive Offices, including zip code)

(716) 242-8634
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	AMOT	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Allied Motion Technologies Inc. (“the Company”) held its annual stockholders’ meeting on May 6, 2020. At the annual meeting, the stockholders of the Company (i) elected the seven director nominees, (ii) approved, on an advisory basis, the compensation awarded to the Company’s Named Executive Officers, (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year.

The results of the voting for the seven director nominees were as follows:

Nominee	For	Against	Abstentions	Broker Non-votes
Linda P. Duch	6,632,101	38,961	17,822	1,843,065
Robert B. Engel	6,636,232	15,211	37,441	1,843,065
Richard D. Federico	6,574,891	96,171	17,822	1,843,065
Gerald J. Laber	6,631,501	39,561	17,822	1,843,065
James J. Tanous	6,212,276	458,751	17,857	1,843,065
Richard S. Warzala	6,630,879	41,420	16,585	1,843,065
Michael R. Winter	6,612,973	58,089	17,822	1,843,065

The results for the advisory vote on executive compensation were as follows:

For	Against	Abstentions	Broker Non-Votes
6,525,710	142,615	20,559	1,843,065

The results of the voting for the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year were as follows:

For	Against	Abstentions
8,519,835	5,902	6,212

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	May 7, 2020	ALLIED MOTION TECHNOLOGIES INC.
		By:	/s/ Michael R. Leach
Michael R. Leach
Chief Financial Officer